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Exhibit 99.5

Unity Wireless Corporation
Pro forma Condensed Consolidated Statement of Operations
12 Months ended December 31, 1999
(Expressed in U.S. dollars)

	Historical Unity	Ultratech	Pro forma Adjustments	Pro forma
Net sales	201,317	1,380,956		1,582,273
Cost of goods sold	(404,406)	(1,122,899)		(1,527,305)

	(203,089)	258,057	0	54,968

Expenses
Research and development	(502,643)	(138,096)		(640,739)
Government grant	34,079	0		34,079
Marketing	(456,385)	(53,430)		(509,815)
Interest expense	(20,571)	(977)		(21,548)
General and Administrative	(982,998)	(277,135)	(107,589) (c)	(1,367,722)

	(1,928,518)	(469,638)	(107,589)	(2,505,745)

Operating loss for the period	(2,131,607)	(211,581)	(107,589)	(2,450,777)
Other income (loss)	10,113	0		10,113
Exchange gain	96,393	3,458		99,851

Net Loss for the Period	(2,025,101)	(208,123)	(107,589)	(2,340,813)

Loss per share:
Basic	$0.14			0.16
Diluted	$0.14			0.16
Weighted average number of shares used to calculate loss per share (Thousands)
Basic	14,399			15,099
Diluted	14,399			15,099

(c)—See Exhibit 99.3, Introduction and Notes, Notes 2 and 3.

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Exhibit 99.5 Unity Wireless Corporation Pro forma Condensed Consolidated Statement of Operations 12 Months ended December 31, 1999 (Expressed in U.S. dollars)